SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 17, 2005

American Wagering, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-20685	88-0344658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Grier Drive, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (702) 735-0101

________________________________	___________
(Former name or former address, if changed since last report)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Material Definitive Agreement

On June 17, 2005, AWI Gaming, Inc., a wholly owned subsidiary of the Registrant, entered into a definitive agreement to acquire Sturgeon’s Inn & Casino (“Sturgeon’s”), a privately-held, licensed and regulated gaming company located in Lovelock, Nevada from Marlys A. Koehler as Trustee of the Koehler Family Trust and Log Cabin, Inc., a Nevada Corporation. The Registrant’s proposed acquisition of Sturgeon’s is contingent upon certain events, including approval and licensing by the Nevada Gaming Commission. The purchase price for Sturgeon’s is $1,800,000 of which $100,000 has been paid as a non-refundable deposit. The remaining $1,700,000 is due upon the closing date which shall be no later than the last day of the month following approval and licensing by the Nevada Gaming Commission if the acquisition is approved by the Nevada Gaming Commission.

A copy of the agreement is being filed with this report, and is incorporated herein by reference, as Exhibit 10.1. In addition, a copy of the Registrant’s press release relating to this matter is being filed with this report, and is incorporated herein by reference, as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Exhibit Number	Description

10.1	Purchase and Sale Agreement dated June 17, 2005

99.1	Press release dated June 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2005.

AMERICAN WAGERING, INC.
By:/s/ Victor Salerno Name: Victor Salerno Title: Chief Executive Officer President